AmerUs
Life
Holdings,  Inc.
FOR  IMMEDIATE  RELEASE For more  information, contact:
Susan M. Boe, Vice President,
Investor Relations
(515) 283-3236
                    AMERUS LIFE HOLDINGS ANNOUNCES AGREEMENT
                   TO ACQUIRE AMVESTORS FINANCIAL CORPORATION
Des
Moines, September 22, 1997--AmerUs Life Holdings, Inc. (NASDAQ:AMRS) and AmVestors Financial Corporation (NYSE:AMV) of Topeka, Kan., today announced that AmerUs will acquire AmVestors in a stock exchange valued at approximately $361 million. The sale, which was unanimously approved by both boards of directors, is expected to close by the end of 1997, subject to approval by regulatory authorities and AmerUs and AmVestors shareholders.
Under  the terms of the
agreement, AmVestors shareholders will receive 0.6724 shares of AmerUs Class A common stock for each share of AmVestors stock, subject to a "collar" which works to value AmVestors stock at a minimum of $20 per share. On Friday, AmerUs stock closed at $28.75 per share.
With the  acquisition  of  AmVestors,  which
specializes in the sale of annuity products, AmerUs further strengthens its presence in the rapidly growing asset accumulation and retirement and savings
markets. The acquisition comes one month after AmerUs' announcement of the purchase of Delta Life Corporation of Memphis, Tenn., which also is an annuity provider.
"AmVestors,  together with Delta, position AmerUs as a major player in the booming market for retirement and savings products," said Roger K. Brooks, chairman, president and chief executive officer of AmerUs Life Holdings, Inc., the holding company for AmerUs Life Insurance Company. "This is an extremely attractive acquisition and an excellent fit with our strategy to dramatically increase our presence in the asset accumulation business. Furthermore, we expect the transaction will be accretive to earnings in 1998."
AmerUs plans to operate
AmVestors as a separate company in Topeka. Expense savings and operational efficiencies of $6-8 million will be realized immediately after closing with further combined expense reductions to be obtained by the end of 1998.
 "With an
excellent management team still in place, AmVestors customers and agents will continue to receive the same quality service, but our bigger size gives all the companies-- AmVestors, Delta and AmerUs--the opportunity to realize economies of scale," Brooks explained.
 Ralph W. Laster, Jr., chairman of the board and chief
executive officer of AmVestors, in commenting on the transaction said, "Combining AmVestors and AmerUs provides our shareholders the opportunity to continue to participate in the growing savings and retirement markets as owners of a company with the critical mass necessary to thrive in the rapidly growing and consolidating annuity business."
Laster will join the AmerUs Life Holdings board for a two-year term upon completion of the sale. The current president and general counsel of AmVestors, Mark Heitz, will become president and chief executive officer of AmVestors. Laster, 45, has been a director and officer of AmVestors since 1981; Heitz, 45, has been a director and officer of the company since 1986.
Details of the Transaction
The transaction provides for an exchange ratio of 0.6724 shares of AmerUs stock for every share of AmVestors stock, provided the average closing price of AmerUs stock for the 20- day trading period, which ends 10 trading days prior to completion of the transaction, is at least $29.75. In the event the average AmerUs stock price is less than $29.75 but greater than or equal to $27, the exchange ratio will be adjusted to value AmVestors stock at $20 per share.
If AmerUs' average stock price is less than $27, the exchange ratio will be 0.7407, or AmVestors can give AmerUs notice of its intent to terminate the transaction unless AmerUs adjusts the exchange rate to value AmVestors stock at $20 per share.
 AmerUs will issue new Class A common
shares for the AmVestors stock, which will almost triple AmerUs' public float from its current level of 6.4 million shares. Because of the AmVestors transaction, AmerUs will not go forward with its previously announced plan to conduct a secondary stock offering.
AmVestors currently has 17.09 million shares outstanding, including shares into which $65 million in debt may be converted. AmVestors plans to provide notice in the coming week to the debenture holders of its intent to redeem the outstanding debentures.
Strategic Fit

AmerUs noted
that the AmVestors acquisition is another important step in the growth strategy begun in 1994 with the merger of its predecessor mutual insurers--Central Life Assurance Company and American Mutual Life Insurance Company--and followed by the formation of the nation's first mutual insurance holding company in 1996 and an initial public offering in early 1997.
 "The asset accumulation segment of the
life insurance industry is expected to grow at nearly twice the rate of other business segments over the next five years," Brooks said. "AmVestors saw these changes coming more than a decade ago and in response refocused the company's marketing and product development efforts to serve the changing demographics." Brooks noted that AmVestors has concentrated on the market dynamics of the growing annuity market since 1984 during which time their total assets have increased from $54 million to $3.4 billion. "AmVestors' focus on fixed rate deferred annuity products has generated a 250 percent increase in annual annuity premiums from $168.7 million in 1992 to $426.0 million in 1996, and 1997 premiums are expected to exceed $575 million," Brooks said.
Laster added that
AmVestors' highly productive distribution system played a major role in this impressive performance. "During the last five years we increased our independent market organizations from 7 to 53 and our total number of agents went from 5,750 to nearly 8,300. In this same period, productivity rose 65 percent with average premium per producer increasing from $93,000 in 1992 to more than $155,000 in 1996," Laster said.
 AmVestors' and AmerUs' Profile
 AmVestors has 150 employees
and distributes its products through a national network of approximately 8,300 licensed independent agents. Its major operating subsidiaries are American

Investors Life Insurance Company, Inc., a Kansas-based insurance company licensed in 47 states and the District of Columbia; and Financial Benefit Life Insurance Company, which it acquired in April 1996, a Florida-based life insurance company doing business in 39 states, the District of Columbia and the U.S. Virgin Islands.
As of June 30, 1997, AmVestors had assets of $3.4 billion which, along with Delta's $2 billion in assets, will more than double AmerUs' assets from $4.5 billion to approximately $10 billion. The Delta acquisition is expected to close in mid-October.
 As of June 30, 1997, AmVestors shareholders' equity totaled almost $280 million, including the $65 million of convertible debt. The company has approximately $2.8 billion of assets under management in its investment portfolio.
AmerUs Life Holdings, Inc. is an Iowa corporation located in Des Moines that was formed as part of the reorganization of American Mutual Life Insurance Company into the nation's first mutual insurance holding company structure. AmerUs serves approximately 320,000 customers with 424,000 life insurance policies and annuity contracts and has a network of 600 career agents and general agents and 1,460 personal producing general agents and subagents. As of June 30, 1997, shareholders' equity totaled $535 million, resulting in a per share book value of $23.10.
 In  addition  to  annuity
distribution through AmVestors and Delta, since 1996 AmerUs has been partnered with Ameritas Life Insurance Company of Lincoln, Neb., in a joint venture that markets variable annuities and life insurance products. The joint venture distribution network consists of 250 agents and 450 independent broker dealers, with approximately 7,500 registered representatives, as well as the AmerUs career agency and PPGA distribution forces.

 AmVestors common stock trades on
the New York Stock Exchange under the symbol AMV; AmerUs Life Holdings common stock trades on the NASDAQ Exchange under the symbol AMRS.
######
FACT SHEET
AMVESTORS  FINANCIAL  CORPORATION
(NYSE: AMV)
At a Glance
* Founded as a public company in 1965
* 150 employees
* 8,300 independent agents licensed in 47 states
* Principal operating subsidiary American Investors Life ("AIL") founded in 1965
* Acquired  Financial  Benefit  Group in April  1996  ("FBG")
* Home  office in Topeka,  Kansas;  AIL domiciled in Kansas,  FBG  domiciled in
Florida
Financial Profile (as of 6-30-97)
* $3.4 billion in assets
* $214 million in shareholders'
equity plus $65 million of convertible debt
* $179 million of statutory capital, surplus and AVR
* $11.2 million operating  earnings for first six months of 1997
- EPS:  $.81 per share;  fully  diluted - EPS:  $.73
* $22.3  million  operating
earnings in 1996; EPS: $1.63 per share;  fully diluted - EPS:$1.54.
Stock Data:
Closing  Price  on  9/19/97:  $24.94
Number  of  shares  outstanding  including
convertible   debt  warrants:   17.090  million
No.  of  options  and  warrants
outstanding:  2.7 million shares
Current Ratings:  American  Investors Life : AM Best A-
Duff and Phelps A
Standard & Poor's Aq
 Financial Benefit Life: AM Best B+
Standard & Poor's BBBq
Annuity sales:
* 1995 - $357.7 million
* 1996 - $426.0 million
* 1997  (projected)  -  $575.0  million  Investment  Portfolio:
* GAAP carrying  value of $2.8 billion as of June 30, 1997
* Investment income of $191 million in 1996 on average invested assets of $2.534 billion
* 97% fixed income
* 57% - corporate bonds; 23% - mortgage-backed securities
* Average fixed income
credit quality of A1 FACT SHEET AMERUS LIFE HOLDINGS, INC. (NASDAQ: AMRS) At a Glance
* The publicly held parent of AmerUs Life  Insurance  Company
* On August
14, 1997  announced  agreement  to acquire  Delta Life  Corporation  of Memphis,
Tennessee,  which is  expected  to close in October  (see  attached  facts about
Delta).
* Is the subsidiary of the first mutual insurance holding company in the nation
* Markets, underwrites and distributes individual life and annuity products to individuals and small businesses
* Serves  320,000  customers with
424,000 life insurance policies and annuity contracts
* Corporate  Headquarters:
Des Moines, Iowa
 Financial  Highlights of AMRS
* Total assets of $4.5 billion as of 6/30/97
* Total revenues of $159.2 million for 2Q97
* Operating EPS (2Q97) of $0.53,  $1.03 for first six months of '97
  Net income per share  (2Q97) of $0.62; $1.25 for first six months of '97
Stock Data
* IPO Share Price (1/29/97): $16.50
* Closing Price 9/20/97: $28.75
Current Ratings
* A.M. Best A (Excellent)
* Duff & Phelps  AA- (Very  High)
* Moody's  A2 (Good)
*  Standard  & Poor's A (Good)

Distribution
* 600 Career Agents and General  Agents
* 1,467 Personal  Producing General  Agents and  Subagents
*  Licensed  in 45 states  and the  District  of Columbia
Corporate  Officers
* Roger K. Brooks,  Chairman,  President and CEO
* Michael E.  Sproule,  Executive  Vice  President and Chief  Financial  Officer
* Thomas C.  Godlasky,  Executive Vice  President and Chief  Investment  Officer
* Victor N. Daley,  Senior Vice President and Chief Human Resources Officer
* Gary McPhail, President and CEO, AmerUs Life Insurance Company, the operating subsidiary of AmerUs Life Holdings, Inc.

 Pending AmerUs  Acquisition:
Delta Life  Corporation
At a Glance
* Delta Life & Annuity  Company  founded in 1979
* Privately  held  company  since  inception
* Provides  single-premium  deferred annuity and equity  indexed  products
* Licensed in District of Columbia and all states  except  New York
*  Corporate  Headquarters:  Memphis,  Tennessee
* 120 employees
Financial  Highlights
* Total assets of approximately $2.0 billion as of  6/30/97
*  Total  direct  annuity  deposits  of $281  million  in  1996;
* Shareholders' equity of $107.4 million as of 6/30/97
Current Ratings
* A.M. Best A (Excellent)
* Duff & Phelps  A+(High  Claims  Paying  Ability)
* Moody's (Not Currently  Rated)
*  Standard  &  Poor's  BBBq  (Adequate  Financial  Security)
Distribution
* 9 Regional  Directors
* 4,000  Producers
* Does a  significant percentage of its business in Tennessee, Texas and
California
Details of Sale to AmerUs
*  Purchase   price  of  $163  million  in  cash
*  Privately  held  by approximately 100 investors
* Expected to close in mid-October 1997